UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024 (March 1, 2024)

Edify Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39899	85-3274503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

888 7th Avenue, Floor 29

New York, NY 10106

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 603-2800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Warrant to acquire one-half of a share of Common Stock	EACPU	The Nasdaq Stock Market LLC

Common Stock, par value $0.0001	EAC	The Nasdaq Stock Market LLC

Warrants	EACPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously announced, on December 18, 2022, Edify Acquisition Corp., a Delaware corporation (“Buyer”), entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) by and among Buyer, Edify Merger Sub, Inc., a Nevada corporation and direct, wholly owned subsidiary of Buyer (“Merger Sub”), and Unique Logistics International, Inc., a Nevada corporation (the “Company”), pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub would merge with and into the Company, with the Company being the surviving corporation of the Merger and a wholly-owned subsidiary of Buyer.

Item 1.02 Termination of a Material Definitive Agreement.

On March 1, 2024, Buyer, Merger Sub and Company entered into a Mutual Termination Agreement (“Mutual Termination Agreement”), pursuant to which the parties mutually agreed to terminate the Merger Agreement effective as of such date, after taking several factors into consideration.

As a result of the termination of the Merger Agreement, the Merger Agreement is of no further force and effect, and certain transaction agreements entered into in connection with the Merger Agreement will either be terminated or no longer be effective, as applicable, in accordance with their respective terms, including, but not limited to: the Sponsor Support Agreement, dated as of December 16, 2022, by and among Edify Acquisition Corp., Colbeck Edify Holdings, LLC, Unique Logistics International, Inc. and the other parties thereto; the Lock-Up Agreement, dated as of December 16, 2022, by and among Edify Acquisition Corp. and the other parties thereto; and the Company Voting and Support Agreement, dated as of December 16, 2022, by and among Edify Acquisition Corp., Unique Logistics International, Inc., Frangipani Trade Services, Inc. and Great Eagle Freight Limited.

The foregoing descriptions of the Merger Agreement and the Mutual Termination Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K with the U.S. Securities and Exchange Commission by Buyer on December 19, 2022, and the Mutual Termination Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The Exhibit Index is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Mutual Termination Agreement, dated as of March 1, 2024, by and among Edify Acquisition Corp., Edify Merger Sub, Inc., and Unique Logistics International, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edify Acquisition Corp.
Dated: March 1, 2024
	By:	/s/ Morris Beyda
		Name:	Morris Beyda
		Title:	Chief Financial Officer

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